SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                      HCIA
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                                                  March 21, 1997

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of HCIA Inc. (the "Company"), which will be held at the offices of the Company, 300 East Lombard Street, Baltimore, Maryland, on Wednesday, May 7, 1997 at 10:00 a.m., Baltimore time. Holders of the Company's common stock as of March 7, 1997 are entitled to vote at the meeting.

     The matters proposed for consideration at the meeting are the election of three directors, the approval of an amendment to the Company's 1994 Stock and Incentive Plan, and the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants. The accompanying Notice of Meeting and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

     Your Board of Directors unanimously believes that the election of the nominees as directors, the approval of the amendment to the Stock and Incentive Plan and the ratification of the appointment of the independent accountants, are each in the best interests of the Company and its stockholders and, accordingly, recommends a vote FOR all of the Items on the enclosed form of proxy. After reviewing the enclosed materials, please complete the proxy card and return it using the enclosed envelope. If you decide to attend the meeting, you may vote in person even if you have previously sent in a proxy card.

     In addition to the formal business to be transacted, management will make a presentation on developments during the past fiscal year and respond to questions of interest to stockholders.

     On behalf of the Board of Directors and all of the employees of the Company, I wish to thank you for your continued support.

                                         Sincerely yours,


                                         /s/ George D. Pillari
                                         __________________________
                                         George D. Pillari
                                         Chairman & CEO

                                   HCIA INC.
                            300 East Lombard Street
                           Baltimore, Maryland 21202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  MAY 7, 1997

TO THE STOCKHOLDERS OF HCIA INC.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of HCIA Inc., a Maryland corporation (the "Company"), will be held at 300 East Lombard Street, Baltimore, Maryland, on Wednesday, May 7, 1997 at 10:00 a.m., Baltimore time, for the following purposes:

     1. To elect three directors in Class III for a three year term ending in 2000.

     2. To approve an amendment to the 1994 Stock and Incentive Plan.

     3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants.

     4. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 7, 1997 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended December 31, 1996.

                                         By Order of the Board of Directors,


                                         /s/ Charles A. Berardesco
                                         ___________________________________
                                         Charles A. Berardesco
                                         Secretary

Baltimore, Maryland
March 21, 1997

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   HCIA INC.
                            300 East Lombard Street
                           Baltimore, Maryland 21202

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is being furnished to stockholders of HCIA Inc., a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 300 East Lombard Street, Baltimore, Maryland, on Wednesday, May 7, 1997 at 10:00 a.m., Baltimore time, and at any adjournments thereof.

SOLICITATION

     The solicitation is being made primarily by the use of the mails, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company, and no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

     This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about March 21, 1997.

REVOCATION OF PROXIES

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     The close of business on March 7, 1997 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 11,833,656 shares of common stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting for the election of directors.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (i) vote for the election of the named director nominees, (ii) withhold authority to vote for all such director nominees, or
(iii) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by striking a line through such nominee's name on the proxy. A stockholder may, with respect to each other matter specified in the notice of meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees, FOR the amendment to the 1994 Stock and Incentive Plan, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants.

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

     The affirmative vote of a plurality of the shares of Common Stock voted at the Annual Meeting is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the three persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for a director(s) and non-voted shares with respect to the election of directors will not affect the outcome of the election of directors.

     The approval of the amendment to the 1994 Stock and Incentive Plan and the ratification of the approval of KPMG Peat Marwick LLP will require the approval of a majority of the shares of Common Stock voted at the Annual Meeting. As a result, abstentions in connection with these proposals will have the effect of a vote against such proposals, while non-votes will not be considered to have voted on the proposal.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof. Proxies solicited hereby will be returned to the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be an employee or a director of the Company or any of its affiliates.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors is presently composed of seven members. Directors in Class III -- Messrs. Gregory and Lassiter and Dr. Schramm, have a term of office scheduled to expire at the Annual Meeting. Each of Messrs. Gregory and Lassiter and Dr. Schramm has been nominated for a three year term expiring at the Annual Meeting of Stockholders in 2000 and until their respective successors are elected and qualify.

     Directors in Class I -- Messrs. Pillari and Dulude, have terms of office expiring at the 1998 annual meeting and until their respective successors are elected and qualify. Directors in Class II -- Mr. Berman and Dr. Rogers, have terms of office expiring at the 1999 annual meeting and until their successors are elected and qualify.

     THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE PROPERLY EXECUTED AND RETURNED PROXIES FOR THE ELECTION OF ALL NOMINEES PROPOSED BY THE BOARD OF DIRECTORS UNLESS AUTHORITY TO VOTE IS WITHHELD. In the event that any of the nominees is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

     Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR A THREE YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING.

     W. GRANT GREGORY, age 56, has been a director of the Company since December 1994. He has served as Chairman of Gregory & Hoenemeyer, Inc., merchant bankers, since 1988. Mr. Gregory retired as Chairman of the Board of Touche Ross, Inc. in 1987. He is a director of AMBAC Inc. ("AMBAC"), AMBAC Indemnity Corporation ("AIC"), and InaCom Corp.

     PHILLIP B. LASSITER, age 53, has been a director of the Company since October 1992. He has served as Chairman and Chief Executive Officer of AMBAC and AIC since April 1991, and as President since August 1992. From 1969 to July 1991,

Mr. Lassiter served in various capacities with Citibank, N.A., including Deputy Section Head for North American investment, corporate banking and institutional insurance activities. He is a director of Diebold Inc.

     CARL J. SCHRAMM, PH.D., age 50, has served as a director of the Company since January 1995. He is presently serving as President of Greenspring Advisors, Inc., which provides strategic, financial and other advice to businesses. From January 1993 to May 1995, Dr. Schramm served as Executive Vice President of Fortis, Inc., and from May 1987 to December 1992, served as president of the Health Insurance Association of America. He was Director of the Johns Hopkins Center for Hospital Finance and Management from January 1980 to May 1987. Dr. Schramm co-founded the Company in 1985, and served as an officer and director of the Company until 1988.

DIRECTORS WHOSE TERM WILL EXPIRE AT THE 1998 ANNUAL MEETING.

     GEORGE D. PILLARI, age 34, co-founded the Company in 1985 and has served as its Chief Executive Officer since 1987, also serving as President from 1987 to April 1992 and since October 1992. He has served as Chairman of the Board since April 1992.

     RICHARD DULUDE, age 64, has been a director of the Company since December 1994. He retired as Vice Chairman of Corning Incorporated in April 1993, having served in that capacity since November 1990, and as Group President of Corning Incorporated from 1983 to November 1990. Mr. Dulude is a director of AMBAC, AIC, Raychem Corporation and Landec Corp.

DIRECTORS WHOSE TERM WILL EXPIRE AT THE 1999 ANNUAL MEETING.

     RICHARD A. BERMAN, age 52, has been a director of the Company since October 1995. He has served as President of Manhattanville College in New York since January 1995. Prior to that time, Mr. Berman held several positions in educational institutions, government and the private sector, including serving as President and Chief Executive Officer of Howe-Lewis International, an executive search and management consulting firm, from November 1991 to January 1995.

     MARK C. ROGERS, M.D., age 54, has been a director of the Company since January 1995. He has served as Senior Vice President, Corporate Development and Chief Technology Officer of Perkin Elmer since May 1996. From 1992 until assuming his present position, Dr. Rogers served as the Vice Chancellor for Health Affairs, Duke University Medical Center, and Executive Director and Chief Executive Officer, Duke University Hospital and Health Network. From 1990 until 1992, he was Associate Dean for Clinical Affairs at the Johns Hopkins University School of Medicine and, from 1980 until 1992, also served as Professor and Chairman of the Department of Anesthesiology and Critical Care Medicine at the Johns Hopkins University School of Medicine.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has an Audit Committee consisting of Messrs. Gregory, Berman and Lassiter, and a Compensation Committee consisting of Messrs. Berman, Dulude, Gregory and Lassiter and Drs. Rogers and Schramm. The Board of Directors does not have a nominating committee, or a committee performing similar functions.

     The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by the Company's independent public accountants. Its duties include recommending the selection of independent accountants, reviewing the scope and results of their audits, and reviewing the organization and scope of the Company's internal system of accounting and financial controls. The Audit Committee met four times during 1996.

     The Compensation Committee is responsible for the overall administration of the Company's compensation policies and practices, including the recommendation of compensation for officers and employees of the Company and for matters relating to compensation plans and arrangements. In addition, the Compensation Committee approves awards under and administers the Company's 1994 Stock and Incentive Plan. The Compensation Committee met four times during 1996.

     The Board of Directors met six times during 1996. No director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he was a member during 1996.

DIRECTOR COMPENSATION

     DIRECTORS' FEES. The Company pays its directors who are not officers or employees of the Company or its affiliates, an annual retainer of $12,000, fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended, and an annual fee of $1,500 for service as a Board committee chair.

     Under the Company's Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"), non-employee directors may elect to defer all or part of their director compensation (including both annual fees and meeting fees) that is paid in cash. Deferrals will be credited to a bookkeeping account maintained on the director's behalf as a cash credit, which periodically will be credited with interest at the 90-day commercial paper rate as quoted by the Federal Reserve Bank. The Deferred Compensation Plan is unfunded. Settlement of accounts will be made only in cash.

     DIRECTORS OPTION PLAN. Under the 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), each director who is not an officer or employee of the Company or its affiliates (an "outside director") is granted an option at each annual meeting of stockholders to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. This annual award vests as of the first annual meeting of stockholders held following the date of the award, provided that the outside director continues in service as a member of the Board until the relevant vesting date.

PROPOSAL 2. AMENDMENT TO 1994 STOCK AND INCENTIVE PLAN

     The Board of Directors has an approved amendment to the 1994 Stock and Incentive Plan (the "Stock Option Plan"), subject to stockholder approval, to increase the number of shares of Common Stock available for awards from 1,350,000 to 2,350,000.

     The following is a summary of the Stock Option Plan as currently in effect. A copy of the text of the Plan may be obtained by writing to the Secretary, HCIA Inc., 300 East Lombard Street, Baltimore, Maryland 21202.

GENERAL. The Stock Option Plan was approved by the Board of Directors on December 22, 1994 and thereafter by the stockholders. The Stock Option Plan provides for the grant or award of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units and other performance awards, which may or may not be denominated in shares of Common Stock or other securities (collectively, the "Awards"), provided that Awards under the Stock Option Plan may not exceed 1,350,000 shares of Common Stock. Stock options granted under the Stock Option Plan may be either incentive stock options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. The purpose of the Stock Option Plan is to attract and retain outstanding employees through the incentives of stock ownership and monetary payments. Regular full-time employees of the Company, including officers but excluding directors who are not officers, are eligible to receive Awards under the Stock Option Plan.

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Stock Option Plan, the Compensation Committee has the authority to designate participants, determine the types of Awards to be granted, the number of shares to be covered by each Award, the time at which each Award is exercisable or may be settled, the method of payment and any other conditions of the Awards. All Awards shall be evidenced by an Award agreement between the Company and the participant.

     While the Compensation Committee determines the prices at which options and other Awards may be exercised under the Stock Option Plan, the exercise price of an option shall be at least 100% of the fair market value (as determined under the terms of the Stock Option Plan) of a share of Common Stock on the date of grant. As of March 7, 1997, the last sales price of the Company's Common Stock as reported on the Nasdaq Stock Market was $32.25. As of March 7, 1997, options to purchase an aggregate of 1,264,932 shares have been granted, and have either been exercised or continue to be outstanding, under the Stock Option Plan. No Awards may be made under the Stock Option Plan after December 31, 2004.

FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the U.S. federal income tax consequences of Awards made under the Stock Option Plan.

     STOCK OPTIONS. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant generally will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO during employment with the Company or within three months after termination of such employment. If the shares acquired by exercise of an ISO are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any corresponding deduction. If, however, such shares are disposed of within the above-described period, then, in the year of such disposition, the participant will recognize compensation taxable as ordinary income equal to the lesser of (i) the amount realized upon such disposition or
(ii)
the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code (described below) applies.

     SARS. A participant generally will not recognize any taxable income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

     RESTRICTED STOCK. A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restriction lapses, will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

     SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers. However, certain types of compensation, including qualified "performance-based compensation," paid to such executives are not subject to the $1 million deduction limit. In accordance with proposed Treasury regulations issued under
Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors;" and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain. The Stock Option Plan contains provisions which comply with each of these requirements.

AMENDMENTS. The Board of Directors may amend the Stock Option Plan in any respect; provided, however, that the amendment shall be conditioned upon stockholder approval if (i) required upon applicable law or (ii) necessary to maintain the continued qualification of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

ESTIMATE OF BENEFITS. The nature or amount of any Awards that may be made in the future is not currently determinable. Information regarding stock options awarded to the executive officers of the Company is set forth in "Executive Compensation and Other Information -- Option Grants." In addition, during 1996, options to purchase 811,500 shares of Common Stock were awarded to all employees of the Company, including officers who are not executive officers.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED FOR THE PROPOSED AMENDMENTS TO THE STOCK OPTION PLAN.

PROPOSAL 3. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP to serve as independent public accountants for the year ending December 31, 1997, subject to the ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY, IF PROPERLY EXECUTED AND RETURNED, WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of February 28, 1997, certain information with respect to the beneficial ownership of the Common Stock by: (i) each of the Named Executive Officers (as defined below) of the Company; (ii) each of the directors of the Company and nominees for directors; (iii) all directors and executive officers of the Company as a group; and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of Common Stock. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, except as noted below:

                                                                       SHARES BENEFICIALLY
                                                                             OWNED(1)
                                                                       -------------------
NAME                                                                    NUMBER     PERCENT
----                                                                   --------    -------
George D. Pillari(2)...............................................     396,265       3.3%
Richard A. Berman(3)...............................................       7,250         *
Richard Dulude(3)..................................................      10,500         *
W. Grant Gregory(3)(4).............................................      19,500         *
Phillip B. Lassiter(3).............................................      13,250         *
Mark C. Rogers, M.D.(3)............................................       9,500         *
Carl J. Schramm, Ph.D.(3)..........................................      10,900         *
Sachi J. Morishige(5)..............................................      62,638         *
Barry C. Offutt(5).................................................      32,957         *
Jean Chenoweth(5)..................................................      28,871         *
EJay Lockwood(5)...................................................       1,250         *
FMR Corp.(6).......................................................   1,511,700      12.8%
Massachusetts Financial Services Company(7)........................   1,298,550      11.0%
All directors and executive officers as a group (14 persons)(8)....     605,232       5.0%

* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes (i) 234,315 shares as to which Mr. Pillari shares beneficial ownership with his wife, (ii) 1,950 shares held as custodian for minor children, and (iii) a currently exercisable option to acquire 160,000 shares of Common Stock.

(3) Includes, (i) for Messrs. Berman and Lassiter, 7,250 shares subject to options under the Directors Option Plan and (ii) for Messrs. Dulude, Gregory and Drs. Rogers and Schramm, 9,500 shares subject to options under the Directors Option Plan.

(4) Includes 4,000 shares owned through a partnership of which Mr. Gregory is a partner.

(5) Includes 62,638, 32,957, 26,741 and 1,250 shares subject to options held by Ms. Morishige, Mr. Offutt, Ms. Chenoweth and Mr. Lockwood, respectively.

(6) Based on a Schedule 13G filed by the listed entity on behalf of itself and certain affiliates. According to the Schedule 13G, there is sole dispositive power with respect to all shares and neither sole nor shared voting power with respect to any such shares. The address of FMR Corp. is 85 Devonshire Street, Boston, Massachusetts 02109.

(7) Based on Schedule 13G filed by the listed entity. According to the Schedule 13G, there is sole dispositive power with respect to all shares and sole voting power with respect to 1,197,150 shares. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(8) Includes 336,086 shares subject to options held by all directors and executive officers as a group.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth certain information regarding the Company's Chief Executive Officer and each of the other four most highly compensated executive officers during 1994, 1995, and 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                ------------
                                                                                                 SECURITIES
                                                                        ANNUAL COMPENSATION      UNDERLYING
                                                              FISCAL  -----------------------    OPTIONS/SARS          OTHER
NAME AND TITLE                                                 YEAR   SALARY($)   BONUS($)(1)      (#)(2)       COMPENSATION($)(3)
--------------                                                ------  ---------   -----------   -------------   ------------------
George D. Pillari                                             1996    265,000           --          50,000             4,500
  Chairman, President and                                     1995    264,175      132,500         160,000             3,221
  Chief Executive Officer..................................   1994    241,275           --            --(4)            4,860

Sachi J. Morishige                                            1996    163,750       28,125          12,500             4,500
  Senior Vice President --                                    1995    136,659       60,964          15,001             2,896
  Corporate Development....................................   1994    124,378       75,000          49,999             2,820

Barry C. Offutt                                               1996    154,167       37,500          22,500             4,500
  Senior Vice President and                                   1995    134,167       37,492          12,501             2,904
  Chief Financial Officer..................................   1994    114,378       15,000          31,666             2,506

Jean Chenoweth                                                1996    149,375       21,250          10,000             4,500
  Senior Vice President --                                    1995    134,586       44,263          12,501             2,896
  Industry Relations.......................................   1994    125,421       22,541          20,833             3,000

EJay Lockwood
  Senior Vice President --
  Managed Care Markets (5).................................   1996    100,000       10,500          10,000             4,500

(1) The amounts shown in this column include bonuses accrued under the Company's management incentive program during 1994 and 1995. Of the bonus paid to Ms. Morishige in 1994, $50,000 represents a portion of a bonus awarded in 1992 and paid in 1994.

(2) See " -- Option Grants," and " -- Option Exercises and Year-End Values" for disclosure regarding outstanding stock options.

(3) Consists of matching contributions under the Company's Savings Incentive Plan for all Named Executive Officers and life insurance premium payments in 1994 of $1,860 on insurance policies maintained by the Company for the benefit of Mr. Pillari's family trust.

(4) During 1994, Mr. Pillari received an option to purchase 172,182 shares of Common Stock, which was canceled in February 1995.

(5) Mr. Lockwood joined the Company in January 1996.


OPTION GRANTS

     Options granted to the Named Executive Officers during 1996 are set forth in the following table. No stock appreciation rights ("SARs") were granted during 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                      ------------------------------------------------------------------     POTENTIAL REALIZABLE
                                                        PERCENT OF                                             VALUE AT ASSUMED
                                        NUMBER OF         TOTAL                                             ANNUAL RATES OF STOCK
                                         SHARES          OPTIONS                                            PRICE APPRECIATION FOR
                                       UNDERLYING       GRANTED TO       EXERCISE                               OPTION TERM(2)
                                         OPTIONS       EMPLOYEES IN       PRICE                             ----------------------
NAME                                  GRANTED(#)(1)      1996 (%)      ($/SHARE)(1)      EXPIRATION DATE       5%($)       10%($)
----                                  -------------    ------------    ------------      ---------------       -----       ------
George D. Pillari..................       50,000            6.2           59.875            August 7, 2006   1,882,753    4,771,266
Sachi J. Morishige.................       12,500            1.5           59.875            August 7, 2006     470,688    1,192,817
Barry C. Offutt....................       22,500            2.8           59.875            August 7, 2006     847,239    2,147,070
Jean Chenoweth.....................       10,000            1.2           59.875            August 7, 2006     376,551      954,253
                                           5,000            0.6            48.75          February 7, 2006     155,293      388,475
EJay Lockwood......................        5,000            0.6            28.69         November 13, 2006      90,215      228,622

(1) The exercise price of each option was equal to the fair market value of the underlying Common Stock on the date of grant, as determined in accordance with the Stock Option Plan. Each option vests annually over a four year period.

(2) Future value of current-year grants assuming appreciation of 5% and 10% per year over the applicable option term. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information regarding options exercised by certain of the Named Executive Officers during 1996 and the fiscal year-end value of unexercised options. There were no SARs outstanding during 1996.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                           SHARES                      OPTIONS AT FISCAL YEAR-END (#)     AT FISCAL YEAR-END ($)(1)
                                         ACQUIRED ON       VALUE       ------------------------------  ----------------------------
NAME                                     EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                     -----------    -----------    -----------    -------------    -----------    -------------
George D. Pillari.....................         --              --        160,000          50,000         3,280,000            N/A
Sachi J. Morishige....................         --              --         59,305          68,195         1,476,758      1,271,977
Jean Chenoweth........................         --              --         21,138          26,362           418,249        303,609
Barry C. Offutt.......................      1,500          73,635         22,957          48,542           517,121        496,096
EJay Lockwood.........................         --              --             --          10,000                --         29,050

(1) Calculated based on the last sales price of the Common Stock on December 31, 1996 of $34.50 per share, less the exercise price.


OPTION CANCELLATIONS AND REPLACEMENTS

     As discussed in the "Compensation Committee Report on Executive Compensation," in November 1996 the Compensation Committee canceled certain of the options granted in May 1996 and August 1996 and granted new options with an exercise price equal to the then fair market value of $28.69 (the "Replacement Options"). The Replacement Options have a four year vesting schedule which commenced on the date of their grant. None of the Name Executive Officers except Mr. Lockwood was granted a Replacement Option, although certain other executive officers of the Company were granted Replacement Options. The following table sets forth certain information relating to the Replacement Options and the options which were canceled upon receipt of the Replacement Options.

                        TEN YEAR OPTIONS/SAR REPRICINGS

                                                       NUMBER OF
                                                       SECURITIES     MARKET PRICE      EXERCISE
                                                       UNDERLYING      OF STOCK AT    PRICE AT TIME                 ORIGINAL TERM
                                                      OPTIONS/SARS       TIME OF      OF REPRICING       NEW        REMAINING AT
                                                      REPRICED OR     REPRICING OR    OR AMENDMENT    EXERCISE         DATE OF
NAME                                   DATE           AMENDED (#)     AMENDMENT ($)        ($)        PRICE ($)       REPRICING
----                             -----------------    ------------    -------------   -------------   ---------    --------------
EJay Lockwood
  Senior Vice President.....     November 13, 1996         5,000           28.69         59.875         28.69      9 yrs., 9 mos.

Donald S. Good, Jr.              November 13, 1996        12,500           28.69         50.88          28.69      9 yrs., 6 mos.
  Senior Vice President.....     November 13, 1996        12,500           28.69         59.875         28.69      9 yrs., 9 mos.

Charles A. Berardesco            November 13, 1996        15,000           28.69         50.88          28.69      9 yrs., 6 mos.
  Senior Vice President.....     November 13, 1996         5,000           28.69         59.875         28.69      9 yrs., 9 mos.

Lawrence F. Byrne
  Senior Vice President.....     November 13, 1996       105,000           28.69         59.875         28.69      9 yrs., 9 mos.

Kevin J. Hicks
  Senior Vice President.....     November 13, 1996       105,000           28.69         59.875         28.69      9 yrs., 9 mos.


EMPLOYMENT AGREEMENT

     Effective as of January 1, 1995, the Company entered into an employment agreement with Mr. Pillari pursuant to which the Company continued his employment as Chairman of the Board, President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Pillari receives an annual base salary of $265,000 and is entitled to participate in bonus arrangement under which he is eligible to earn an annual bonus based on the Company's achieving certain performance goals to be established by the Board of Directors. The employment agreement has an initial term of two years, and unless the Board of Directors notifies Mr. Pillari otherwise, the term of the agreement automatically renews daily for succeeding two year periods.

     The employment agreement provides that in the event of the termination of Mr. Pillari's employment for certain reasons, including certain terminations resulting from a change in control of the Company (as defined in the employment agreement),

Mr. Pillari would be entitled to receive for the remainder of the employment term contemplated in the agreement, compensation at an annualized rate equal to the sum of his base annual salary and target bonus at the time of termination (such sum being not less than 140% of such base annual salary). In addition, he would continue to participate in all Company benefit plans until the earlier of two years from the date of termination or such time as he is covered by a comparable plan of a subsequent employer. Mr. Pillari is also subject to certain restrictions under the agreement prohibiting him from competing with the Company or any of its subsidiaries and from divulging any confidential proprietary information obtained by him while in the employ of the Company and for a period of time thereafter.

MANAGEMENT RETENTION AGREEMENTS

     The Company has entered into a management retention agreement with each of its officers (other than Mr. Pillari). These agreements provide for payments and other benefits if there is a change in control (as defined in the agreement) of the Company and, within two years of such change in control, the officer's employment is terminated by the Company or its successor other than for cause (as defined in the agreement), or the officer resigns for good reason (as defined in the agreement). Under each agreement, the officer would receive, following termination of employment under such circumstances, cash payments equal to up to two times the sum of (i) the officer's highest annual rate of base salary and (ii) the product of the officer's highest bonus percentage (as a percentage of base salary) times his highest base salary (such sum being the "Reference Amount"). The officer may elect to receive payment either in a lump sum or in the form of periodic payments following his termination of employment. For certain officers, amounts in excess of one times the Reference Amount will be made in the form of periodic payments, and will be subject to reduction, on a dollar-for-dollar basis, by any compensation the officer earns from a subsequent employer unrelated to the Company.

     In addition to the payments described above, the officer would be fully vested in all stock options and other Awards under the Stock Option Plan upon a change in control and receive following termination of employment a lump-sum payment equal to the amount that the Company would have contributed for the officer's account under the Company's Savings Incentive Plan during the two years following termination of employment. The officer and his family will remain eligible to participate in the Company's medical and other welfare benefits programs for two years from the officer's termination of employment (except that coverage will end to the extent the officer begins coverage under the plans of a subsequent employer).

SAVINGS INCENTIVE PLAN

     The Company maintains the Savings Incentive Plan, a profit sharing plan qualified under Section 401(a) of the Internal Revenue Code of 1986. All employees of the Company who have completed one year of service are eligible to participate in the Savings Incentive Plan. Subject to certain limitations on individual contributions and allocations and Company deductions, the Savings Incentive Plan allows participants to defer up to 15% of their pay on a pre-tax basis and up to 10% of their pay on an after-tax basis. The Company also makes matching contributions equal to 50% of the amount a participant defers, up to 6% of the participant's pay. The Savings Incentive Plan also provides for discretionary contributions by the Company. All participants are fully vested in all of their accounts in the Savings Incentive Plan. The Company's contributions to the Savings Incentive Plan during 1995 and 1996 were approximately $194,000 and $397,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company has a Compensation Committee consisting of Messrs. Berman, Dulude, Gregory and Lassiter and Drs. Rogers and Schramm. Except for Mr. Pillari, the Company's Chairman of the Board, President and Chief Executive Officer, no officer or employee of the Company has participated in deliberations of the Board of Directors concerning executive officer compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for developing and administering the compensation program for the executive officers of the Company. The Committee's compensation recommendations with respect to salaries and bonuses are then approved by the entire Board of Directors. The Compensation Committee's executive compensation policies are designed to offer competitive compensation opportunities for all executives based on personal performance and achievement, as well as overall corporate performance. The Committee's philosophy is to establish an executive's total compensation at a level that compares favorably with overall pay levels at companies comparable in size and business operations to the Company. The Committee also bases its decisions on overall corporate results, which supports the Company's objective of creating stockholder value by encouraging and rewarding superior efforts by the Company's employees. This is primarily accomplished through the Company's incentive compensation program, which provides quarterly bonuses to executive officers based on meeting objective financial and other goals.

     The Compensation Committee also is of the view that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and approves the grant of stock options to executive officers whose performance has had a significant effect on the success of the Company.

     Compensation paid to the Company's executive officers generally consists of the following elements -- base salary, bonuses and the grant of stock options. Mr. Pillari's base compensation and bonus arrangements are determined under his employment agreement with the Company. The compensation of the other executive officers of the Company is determined by consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual executive's level of responsibility are important elements of the Company's executive compensation philosophy.

     Executive officers are also eligible to receive a quarterly bonus equal to a percentage of the executives' base salary upon achievement of specific Company-wide net income targets and, in the case of certain executive officers, the contribution of the business unit which they supervise to the Company's results. Executive officers other than Mr. Pillari are eligible to receive an increase of up to 50% of their base compensation for each quarter (the "incentive compensation percentage"). During 1996, executive officers had target bonuses under the incentive compensation plan ranging from 20% to 45% of annual salary and received bonuses ranging from 10% to 24% of annual salary. The difference between the target bonuses and actual bonuses paid, as well as the reduction in bonus levels from 1995 to 1996, was in recognition of the fact that the growth of the Company's total revenue and operating income, while substantial, fell short of the Company's targets.

     The Company has adopted the Stock Option Plan to provide officers and employees with stock options and other stock-based compensation. The number and terms of awards under the Stock Option Plan are determined by the Committee. The awards made to the Named Executive Officers during 1996 were deemed by the Committee to be appropriate in light of the executives' performance and responsibilities. The vesting of the options commences one year after the date of the grant and is complete four years after the date of the grant. The Compensation Committee believes that the grant of options that vest over an extended period of time provides an incentive for executive officers to continue their efforts on behalf of the Company and to create long-term value for the Company's stockholders. The Committee intends to continue to recommend stock-based compensation awards as a significant part of the Company's overall compensation program.

     The Company has certain broad-based employee benefit plans in which all employees, including the Named Executives Officers, are permitted to participate on the same terms and limitations on amounts that may be contributed. In 1996, the Company also made matching contributions to the Savings Incentive Plan for those participants.

OPTION CANCELLATIONS AND REPLACEMENTS

     In November 1996, following a substantial decline in the price of the Common Stock, the Compensation Committee determined to cancel certain outstanding options granted in May 1996 and August 1996 (which had exercise prices of $50.88 and $59.875, respectively), and to replace those options with the Replacement Options. The Committee took this action after a comprehensive review of the total options outstanding, individual grant levels, and the identity of the recipients of the May and August 1996 grants. The Committee noted that many of the employees who received options in May or August were employees who had recently joined the Company, largely as a result of acquisitions and the hiring of additional executive officers. As a result, the overall value of options held by these employees was significantly and adversely affected by the decline in the price of the Common Stock.

     The Committee determined that while it was important to maintain an incentive for these employees to work towards rebuilding the price of the Common Stock, it was in the best interests of the Company and its stockholders to provide these employees with incentives which could be recognized in the relatively short term. Absent such incentives, the Committee was concerned that there would be a decrease in employee morale and a potential loss of valued employees to organizations which could provide stock based compensation with a value that could be recognized in the near term.

     While the Committee determined that it was appropriate to take this action, it also concluded that the Replacement Options should not be offered to the Named Executive Officers, other than Mr. Lockwood. This was based on the fact that each of these individuals already held a substantial number of options with exercise prices significantly below the current price of the Common Stock. In addition, in structuring the Replacement Options, the Committee believed that a new vesting period should be required, and, accordingly, created a vesting schedule commencing on the grant date of November 13, 1996, with one-quarter of the options vesting ratably each year commencing on November 13, 1997.

MR. PILLARI'S 1996 COMPENSATION

     Mr. Pillari's compensation is determined principally by the terms of his employment agreement, which was approved by the Compensation Committee and the Board of Directors effective January 1, 1995. The employment agreement provides for a base salary of $265,000 per year, subject to increase, but not decrease, and an annual bonus. The Compensation Committee has established Mr. Pillari's base salary at a level it believes is necessary to retain Mr. Pillari in his executive position with the Company and is comparable with the base salaries of chief executive officers of comparable companies. The Compensation Committee believes that Mr. Pillari's services have been and will continue to be critical to the Company's success. Mr. Pillari received no bonus for 1996, in recognition of the fact that the growth of the Company's total revenue and operating income, while substantial, fell short of the Company's targets. Mr. Pillari was granted, in August 1996, an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $59.875 per share. This was the first option Mr. Pillari had received that was compensatory in nature, and was in recognition of the achievement of a number of accomplishments during 1996, including the consummation of several significant acquisitions and the completion of two public offerings, and was also based on a review of comparable company data. As discussed above, Mr. Pillari was not offered a Replacement Option by the Committee.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1.0 million paid to the Chief Executive Officer and the four most highly compensated officers of the Company (other than the Chief Executive Officer) in any fiscal year, unless the compensation qualifies as "performance based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate and competitive compensation. The aggregate base salaries and bonuses of the Company's executive officers have not historically exceeded, and are not in the foreseeable future expected to exceed, the $1.0 million limit, and options under the Company's Stock Option Plan are intended to qualify as performance-based compensation.

                             COMPENSATION COMMITTEE

Richard Berman      Richard Dulude      W. Grant Gregory     Phillip B. Lassiter

             Mark C. Rogers, M.D.             Carl J. Schramm, Ph.D.

                       PERFORMANCE MEASUREMENT COMPARISON

     The chart set forth below shows the value of an investment of $100.00 on February 22, 1995 (the day trading of the Company's Common Stock commenced on the Nasdaq National Market) in each of the Company's Common Stock, the Nasdaq Stock Market and the Nasdaq Computer and Data Processing index for the period February 22, 1995 to December 31, 1996. All values assume reinvestment of the pre-tax value of dividends.



                             [Graph appears below]

Research                  Total Return -- Data Summary

                                      HCIA


                                                   Cumulative Total Return
                                     ----------------------------------------------------------------------
                                     2/22/95  3/95    6/95     9/95   12/95   3/96    6/96    9/96    12/96
HCIA INC.                      HCIA    100     175     223     184     334     336     450     429     246
NASDAQ STOCK MARKET--US        INAS    100     104     119     133     135     141     152     158     166
NASDAQ COMPUTER & PROCESSING   INAD    100     115     137     149     156     163     181     185     193





                              CERTAIN TRANSACTIONS

STOCKHOLDERS AGREEMENT

     In February 1995, AMBAC and AIC entered into a stockholders agreement with the Company whereby AMBAC and AIC agreed that for so long as they beneficially own 50% or more of the outstanding voting securities of the Company, they would vote their shares of Common Stock to elect two directors who are not directors, officers or employees of AMBAC, AIC or their respective affiliates or officers or employees of the Company. The agreement also provided that all transactions between the Company, AMBAC and AIC would be on terms at least as favorable to the Company as the Company could obtain from non-affiliated parties, and that as long as AMBAC owned 30% or more of the Common Stock, it would use commercially reasonable efforts to continue to purchase business insurance for the Company on substantially the same basis as historically provided by AMBAC. After completion of the August 1995 public offering, the Company obtained such business insurance for its own account. AMBAC also agreed not to compete with the Company until the earlier to occur of:
(i) five years from the date of the stockholders agreement; (ii) such time as AMBAC and its affiliates no longer beneficially own 30% or more of the voting power of the outstanding voting stock of the Company; or (iii) certain events relating to the acquisition of Common Stock of the Company. The stockholders agreement terminated in May 1996 as a result the sale by AMBAC and AIC of all of their Common Stock in the Company.

TAX MATTERS

     Prior to completion of the Company's initial public offering, the Company was included in AMBAC's consolidated federal income tax return for the period commencing July 18, 1991 and for each taxable year thereafter. Under a Tax Sharing Agreement with AMBAC, the Company's share of federal income tax expense or benefit for taxable years ending after that date, as well as its share of any state, local or franchise tax expense reported on a consolidated or unified basis with AMBAC after July 18, 1991, was calculated as if the Company had filed its own tax return for such periods. The Tax Sharing Agreement provides that the Company shall pay its share of tax as so calculated to AMBAC; AMBAC, in turn, is responsible for payment of the tax due to the applicable taxing authority for the entire consolidated or unified group, including the Company.

     HCIA is no longer included on a consolidated or unified basis for tax purposes with AMBAC. The Company's liability under the Tax Sharing Agreement is limited to tax adjustments relating to its business for the period commencing July 18, 1991 and ending on March 2, 1995.

     The Company is also party to a Tax Settlement Agreement among Citicorp and its subsidiaries and AMBAC and its subsidiaries, pursuant to which Citicorp has agreed to pay any federal tax due for the period during which the Company was a member of Citicorp's consolidated federal income tax group. If AMBAC and its subsidiaries, including the Company, fail to cooperate in any federal income tax audits relating to such period, they will be liable for any tax liability or loss of a tax refund or tax benefit, including interest, penalties and other expenses, caused by the failure to cooperate.

     AIC purchases information services from the Company. Such purchases totaled $288,000, $250,000 and $125,000 during 1994, 1995 and 1996, respectively. All such purchases were on terms similar to those provided to non-affiliated parties.

REGISTRATION RIGHTS

     The Company has granted to Mr. Pillari certain rights with respect to the registration under the Securities Act of 1933 of the shares of Common Stock currently held by Mr. Pillari and the shares issuable pursuant to Mr. Pillari's option to purchase 160,000 shares. In the event the Company proposes to register any of its securities under the Securities Act for its own account or for the account of any of its stockholders, subject to certain exceptions, Mr. Pillari shall be entitled to include his shares in such registration. Registration of Mr. Pillari's shares is subject, in an underwritten offering, to the right of the managing underwriter to exclude for marketing reasons some or all of the shares from such registration. All fees, costs and expenses incurred with any such registration, except for underwriting discounts and selling concessions, will be borne by the Company.

                             ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports.

     During 1996, George D. Pillari and Jean Chenoweth, officers of the Company, each failed to timely file a report required by Section 16(a) with respect to one transaction in the Company's Common Stock.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     The Company's Bylaws provide that a stockholder must provide written notice to the Company describing any proposal or director nomination to be brought before that meeting, even if such proposal or nomination is not to be included in the

Company's proxy material. Copies of the relevant provision of the Bylaws may be obtained by writing to the Secretary, HCIA Inc., 300 East Lombard Street, Baltimore, Maryland 21202.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any stockholder proposal intended for inclusion in the proxy material for the 1998 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of this Proxy Statement, on or before November 21, 1997. Any such proposal will be subject to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON RECEIVING THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996. WRITTEN REQUESTS FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO HCIA INC., 300 EAST LOMBARD STREET, BALTIMORE, MARYLAND 21202, ATTENTION: CHARLES A. BERARDESCO, SECRETARY.

                                         By Order of the Board of Directors,


                                         /s/ Charles A. Berardesco
                                         ___________________________________
                                         Charles A. Berardesco
                                         Secretary

March 21, 1997

                                   HCIA INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1997
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints BARRY C. OFFUTT and CHARLES A. BERARDESCO, and each of them, with full power of substitution as to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of HCIA Inc. to be held at 10:00 a.m., Baltimore time, on May 7, 1997, and at any adjournments thereof:

1. Election of Directors

  FOR the election of all nominees listed                 WITHHOLD AUTHORITY
  (except as marked to the contrary below) [ ]            to vote for all nominees listed below [ ]

        W. Grant Gregory        Phillip B. Lassiter        Carl J. Schramm

(TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
                              THE NOMINEE'S NAME).

2. The approval of an amendment to the 1994 Stock and Incentive Plan.
                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. The ratification of the appointment of KPMG Peat Marwick LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 1997.
                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

                         (CONTINUED FROM REVERSE SIDE)

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES INDICATED AND FOR THE OTHER PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

                                             (Please sign exactly as your name
                                             appears hereon. Executors,
                                             administrators, guardians, officers
                                             signing for corporations, trustees
                                             and attorneys should give full
                                             title. For joint owners, both
                                             owners should sign.)

                                             Dated:                 , 1997
                                                    ________________

                                             _____________________________(SEAL)

                                             _____________________________(SEAL)

                                             Please sign, date and promptly
                                             return this proxy in the enclosed
                                             envelope. No postage is required if
                                             mailed in the United States.